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                                                                    Exhibit 99.2

Conformed Copy

                        SETTLEMENT AGREEMENT AND RELEASE

         This Settlement Agreement and Release is entered into by and among Carroll Consulting, Inc. ("Carroll") and Ciao Cucina Corporation ("CCC") and Ciao Playhouse, inc. ("CPI") and David W. Walker ("Walker") this 16th day of August, 1998.

         WHEREAS, prior to December 9, 1997, Walker was employed as an independent contractor by Carroll; and

         WHEREAS, in that capacity Walker executed an Employment Agreement, Independent Contractor Agreement and Confidentiality and Non Competition Agreement; and

         WHEREAS, subsequent to December 9, 1997, Walker became employed by CPI and referred certain management candidates to CPI and CCC; and

         WHEREAS, a distpute has arisen among the parties with respect to the propriety of Walker's actions and the nature of CCC's and CPI's financial obligation to Carroll; and

         WHEREAS, Carroll filed suit in the Cuyahoga County Court of Common Pleas, which suit was assigned to Judge Kenneth R. Callahan and designated as Case Number 357786 (the "subject Litigation"); and

         WHEREAS, it is the desire of the parties to clarify the rights and obligations of the parties and to resolve all disputes among them without resort to further litigation:

         NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Walker, CCC and/or CPI pay to Carroll, the sum of Nine Thousand Five Hundred Dollars ($9,500.00)(the "Settlement Amount") as follows: (a) Four Thousand Seven Hundred Fifty Dollars ($4,750.00) on or before August 15, 1998 and (b) Four Thousand Seven Hundred Fifty Dollars ($4,750.00) on or before September 15, 1998.


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         2. Upon payment of the last installment of the Settlement Amount,
Carroll shall dismiss, with prejudice, the Subject Litigation.

         3. Walker shall return to Carroll any files, documents, and/or information he has relating to management candidates whom Carroll has or does represent as well as any other files, documents or information relating to the business of Carroll. Further, Walker agrees to abide by the terms of the Confidentiality and Non Competition Agreement into which he entered with Carroll.

         4. Carroll releases and forever discharges for itself and each of its respective principals, agents, affiliates, subsidiaries, administrators, heirs, successors and assigns, Walker, CCC and CPI and their respective principals, agents, affiliates, subsidiaries, administrators, heirs, successors and assigns, from any and all claims and demands, actions and causes of action, damages, either direct or consequential, costs, expenses and compensation on account of, or in any way growing out of any loss or damage sustained by it, in person or in property, at any time, from any other matter which was, or could have been raised, which it now has or might have, or which it may hereafter have from anything which has heretofore happened and specifically arising from their employment of Walker and Walker's placement of management candidates with CCC and/or CPI.

         5. Walker CCC and CPI release and forever discharge for themselves and each of their respective principals, agents, affiliates, subsidiaries, administrators, heirs, successors and assigns, Carroll and each of its respective principals, agents, affiliates, subsidiaries, administrators, heirs, successors and assigns, from any and all claims and demands, actions and causes of action, damages, either direct or consequential, costs, expenses and compensation on account of, or in any way growing out of any loss or damage sustained by them, in person or in property, at any time, from any other matter which was, or could have been raised, which they now have or might have, or which they may hereafter have from anything which has heretofore happened and specifically arising from their business relationship with Carroll.
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         6. Carroll, Walker, CCC and CPI agree to maintain the absolute confidentiality of the existence and details of this Settlement Agreement and further agree to refrain from disclosing the existence and terms of the Settlement Agreement to any individual, person, or entity, except with respect to matters related to a breach of this Agreement.

         7. Carroll, Walker, CCC and CPI agree that the entry into this Settlement Agreement does not constitute an admission of any of the claims in the Subject Litigation but is rather a method to resolve disputed matters among them.

         8. Carroll, Walker, CCC and CPI agree that this Settlement Agreement cannot be changed, modified or superseded except by another written document which has been executed by the parties.

         9. Any term or provision of this Settlement Agreement which is held invalid or unenforceable, shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

         10. This Settlement Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         WHEREFORE, having first read this Settlement Agreement, Carroll, Walker, CCC and CPI hereby acknowledge the same.


                                            By: /s/ Rose Carroll
                                               ---------------------------------
                                                CARROLL CONSULTING, INC.


                                            By: /s/ Stephen J. Kent, President
                                               ---------------------------------
                                                CIAO CUCINA CORPORATION


                                            By: /s/ Stephen J. Kent, President
                                               ---------------------------------
                                                CIAO PLAYHOUSE, INC.
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                                            By: /s/ David W. Walker
                                               ---------------------------------
                                                DAVID WALKER


STATE OF OHIO                       )
                                    )  SS:
COUNTY OF CUYAHOGA                  )

         The foregoing Settlement Agreement and Release was acknowledged before me this 16th day of August, 1998 by Rose Carroll of Carroll Consulting, Inc.


                                           /s/ Fred N. Carmen
                                           ------------------------------------
                                           NOTARY PUBLIC
                                           My Commission Expires: Never


STATE OF OHIO                       )
                                    )  SS:
COUNTY OF HAMILTON                  )

         The foregoing Settlement Agreement and Release was acknowledged before me this 12th day of August, 1998 by Stephen J. Kent of Ciao Cucina Corporation.


                                           /s/ Barbara Klus
                                           ------------------------------------
                                           NOTARY PUBLIC
                                           My Commission Expires: April 20, 1999


STATE OF OHIO                       )
                                    )  SS:
COUNTY OF HAMILTON                  )

         The foregoing Settlement Agreement and Release was acknowledged before me this 12th day of August, 1998 by Stephen J. Kent of Ciao Playhouse, Inc.


                                           /s/ Barbara Klus
                                           ------------------------------------
                                           NOTARY PUBLIC
                                           My Commission Expires: April 20, 1999





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STATE OF OHIO                       )
                                    )  SS:
COUNTY OF HAMILTON                  )

         The foregoing Settlement Agreement and Release was acknowledged before me this 12th day of August, 1998 by David Walker.


                                          /s/ Anita N. Edwards
                                          ------------------------------------
                                          NOTARY PUBLIC
                                          My Commission Expires: October 30,2001